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                                                                    Exhibit 3.01

                            ARTICLES OF INCORPORATION
                                       OF
                             EXOTIC VIDEO CITY, INC.

                  The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I

NAME

                  The name of this corporation is Exotic Video City, Inc.

                                   ARTICLE II

NATURE OF THE BUSINESS

                  This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

AUTHORIZED SHARES

                  The capital stock of this corporation shall consist of 1,000 shares of common stock having a par value of $.01 per share.

                                   ARTICLE IV

INITIAL CAPITAL


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                  The amount of capital with which this corporation shall
commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V
TERM OF EXISTENCE

                  This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

                  The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                   ARTICLE VII

DIRECTORS

                  The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.


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                                  ARTICLE VIII

INITIAL DIRECTORS

                  The names and addresses of the initial Board of Directors and officers are as follows:

                  Julio A. Padilla                   Director/President
                  1428 Brickell Avenue
                  Suite 202
                  Miami, Florida 33131

                                   ARTICLE IX

SUBSCRIBER

                  The name and address of the person signing these Articles of Incorporation as subscriber is:

                  Eric P. Littman
                  Suite 202
                  1428 Brickell Avenue
                  Miami, Florida  33131

                                    ARTICLE X

                  The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

                  No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an


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officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.


                                   ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII

RESIDENT AGENT

                  The name and address of the initial resident agent of this corporation is:

                  Berlit Corporate Services, Inc.
                  1428 Brickell Avenue
                  Suite 202
                  Miami, Florida  33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on March 31, 1994.

         ________________________________
                                          Eric P. Littman, Subscriber


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Subscribed and Sworn to before me on
March 31, 1994


______________________________
Isabel Canters, Notary Public
My Commission Expires:


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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

                  Having been named to accept service of process for Exotic Video City, Inc. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

                                              BERLIT CORPORATE SERVICES, INC.



                                              By:_______________________________
                                                   Eric P. Littman, Secretary


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                            ARTICLES OF AMENDMENT TO
                             EXOTIC VIDEO CITY, INC.

                  THE UNDERSIGNED, being the sole director and president of Exotic Video City, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

                  The name of the Corporation shall be EVC Ventures, Inc.

                                   ARTICLE II
                                     PURPOSE

                  The Corporation shall be organized for any and all purposes authorized under laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

                  The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

                  The capital stock of this corporation shall consist of 50,000,000 shares of stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

                  The address of the principal place of business of this corporation in the State of Florida shall be 7695 S.W. 104th Street, Suite 210, Miami, FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

                  The business of this corporation shall be managed by the Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.


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                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

                  No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

                  Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

                  9.1 Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

                  9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

                  9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

                  9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
                          LIABILITY AND INDEMNIFICATION
                            OF DIRECTORS AND OFFICERS

                  To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the


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best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                    CONTRACTS

                  No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                  I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 27, 1998 and that the number of votes cast was sufficient for approval.

                  IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on May 27, 1998.



______________________________
Eric P. Littman, Sole Director


                  The foregoing instrument was acknowledged before me on May 27, 1998, by Eric P. Littman, who is personally known to me.



                                                ________________________________
                                                Notary Public


My commission expires:

________________________


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               EVC VENTURES, INC.

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is INVNSYS HOLDING CORPORATION.

SECOND:  There is no change to the capital of the corporation.

THIRD: This amendment was adopted on October 10, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 22nd day of October, 1998.



___________________________
Alan Smith, President


                                      Prepared by: Thomas Braun, Legal Assistant
                                                   Venture Law Corporation
                                                   #618 - 688 W. Hastings Street
                                                   Vancouver, BC  V6L 3E3
                                                   Tel:  (604) 659-9188
                                                   Fax:  (604) 659-9178


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                          INVNSYS HOLDING CORPORATION

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is iBIZ TECHNOLOGY CORP.

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on January 21, 1999.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 21st day of January, 1999.



_______________________________
Alan Smith, President


                                      Prepared by: Thomas Braun, Legal Assistant
                                                   Venture Law Corporation
                                                   #618 - 688 W. Hastings Street
                                                   Vancouver, BC  V6L 3E3
                                                   Tel:  (604) 659-9188
                                                   Fax:  (604) 659-9178


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